Exhibit 10.12

SPROTT ESG GOLD TRUST
INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made this [_] day of June, 2022 by and among SPROTT ESG GOLD TRUST, a Delaware Statutory Trust (the “Trust”), SPROTT ASSET MANAGEMENT LP, a limited partnership formed under the laws of the Province of Ontario, Canada (the “Sponsor”) and SPROTT ASSET MANAGEMENT USA INC., a California corporation (the “Investment Adviser”).
W I T N E S S E T H
WHEREAS, the Trust is an exchange-traded fund formed under the laws of the State of Delaware on February 10, 2021, operating pursuant to the Amended and Restated Trust Agreement between the Sponsor, Delaware Trust Company, the trustee of the Trust, and the Trust dated as of June 2, 2022 (the “Trust Agreement”); and
WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and engages in the business of acting as an investment adviser; and
WHEREAS, the Trust and the Investment Adviser desire to enter into an agreement to provide for the management of the assets of the Trust on the terms and conditions hereinafter set forth; and
NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:
1. Appointment; Management. The Trust hereby appoints the Investment Adviser as investment adviser to the Trust and the Investment Adviser hereby accepts such appointment.  In its capacity as investment adviser, the Investment Adviser shall supervise the investment and reinvestment of the Trust’s assets and provide other services set forth herein [and, subject at all times to the policies and control of the Sponsor]. The investment and reinvestment of the assets of the Trust shall be exclusively within the control and discretion of the Investment Adviser. The Investment Adviser shall give the Trust the benefit of its best judgment, efforts and facilities in rendering its services as investment adviser. The Investment Adviser shall, for all purposes herein, be deemed an independent contractor and shall have, unless otherwise expressly provided or authorized, no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.
2. Duties of Investment Adviser. In carrying out its obligation under paragraph 1 hereof, the Investment Adviser shall: (a) supervise all aspects of the Trust’s investment operations; (b) provide the Trust or obtain for it, and thereafter supervise, such executive, administrative, clerical and shareholder servicing services as are deemed advisable by the Sponsor; (c) determine what assets shall be represented in the Trust’s portfolio; and (d) take, on behalf of the Trust, all actions which appear to the Trust necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid, including the placing of orders for the purchase and sale of assets.
3. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Investment Adviser shall at all times conform to: the provisions of the Registration Statement of the Trust under the Securities Act of 1933, as amended (the “Registration Statement”), and the provisions of the Trust Agreement, each as amended, modified or supplemented from time to time and delivered to the Investment Adviser.
4. Compensation. The Sponsor shall pay the Investment Advisor an advisory fee (the “Advisory Fee”), accrued daily and paid monthly in arrears, at an annualized rate equal to [_]% of the Trust’s daily NAV (as defined in the Registration Statement). The Advisory Fee for any month will be paid within fifteen (15) days after the end of such month.
5. Expenses. Each party shall bear its own expenses incurred in connection with this Agreement.

6. Term and Termination; Assignment. This Agreement shall become effective on the date hereof and shall remain in force and effect until terminated by any party. This Agreement may be terminated at any time, without the payment of any penalty, by either party on sixty (60) days’ written notice to the other parties. This Agreement may not be assigned (within the meaning of the Advisers Act) by any party without the prior written consent of the other parties.
7. Amendment of this Agreement. A provision of this Agreement may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.
8. Liability of Investment Adviser and Indemnification. The Investment Adviser will not be liable to the Sponsor or the Trust for any loss that arises out of any action or inaction of the Investment Adviser if the Investment Adviser determined in good faith that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Investment Adviser against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.  The Investment Adviser and its members, managers, directors, officers, employees, agents and affiliates will be indemnified by the Trust and held harmless against any loss, judgment, liability, claim, suit, penalty, tax, cost, amount paid in settlement of any claims sustained by it and expense incurred by it arising out of or in connection with the performance of its obligations under this Agreement and any other agreement entered into by the Investment Adviser in furtherance of its services to the Trust, including any costs and expenses incurred by the Investment Adviser in defending itself against any claim or liability in its capacity as investment adviser; provided that such loss was not the direct result of: (i) gross negligence, bad faith or willful misconduct on the part of the Investment Adviser; or (ii) reckless disregard of the Investment Adviser’s obligations and duties under this Agreement.  Any indemnifiable amounts payable to such indemnified person may be payable in advance or shall be secured by a lien on the Trust.
9. Notices. Any notice, advice or report to be given pursuant to this Agreement shall be delivered or mailed:
To the Investment Adviser at:
Sprott Asset Management USA Inc.
1910 Palomar Point Way, Suite 200
Carlsbad, CA 92008
To the Sponsor at:
Sprott Asset Management LP
320 Post Road, Suite 230
Darien, CT 06820

To the Trust at:
Sprott ESG Gold Trust
c/o Sprott Asset Management LP
320 Post Road, Suite 230
Darien, CT 06820

with a copy to:
Anthony Tu-Sekine
Seward & Kissel LLP
901 K Street NW, Suite 800
Washington, DC 20001
10. Governing Law. This Agreement constitutes the entire agreement of the parties, shall be binding upon and shall inure to the benefit of the parties hereto and shall be governed by the laws of the State of New York.
11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.
13. Confidentiality. The Investment Adviser agrees to treat all records and other information relating to the Trust as confidential and shall not disclose any such records or information to any other person unless (i) the Sponsor has approved the disclosure or (ii) such disclosure is compelled by law.
14. Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.
15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.
SPROTT ESG GOLD TRUST

By:
Name:
Title:

SPROTT ASSET MANAGEMENT LP

By:
Name:
Title:

SPROTT ASSET MANAGEMENT USA INC.

By:
Name:
Title:

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